As filed with the Securities and Exchange Commission on June 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGULUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4738379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

(Full title of the plan)

Joseph P. Hagan

Chief Executive Officer

Regulus Therapeutics Inc.

4224 Campus Point Court, Suite 210

San Diego, CA 92121

(858) 202-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Asa M. Henin, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the registrant on Form S-8 relating to the same employee benefit plan are effective.

The registrant previously registered shares of its Common Stock for issuance under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August  22, 2019 (File No. 333-233414), January 22, 2020 (File No.  333-236020), February 4, 2021 (File No.  333-252733), January 12, 2022 (File No.  333-262112) and January 11, 2023 (File No. 333-269184). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed by the registrant with the SEC are incorporated by reference into this registration statement:

•	the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023;

•

the information specifically incorporated by reference into the registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 from the registrant’s definitive proxy statement on  Schedule 14A relating to its 2023 annual meeting of stockholders, filed with the SEC on April 28, 2022;

•	the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 11, 2023;

•	the registrant’s Current Reports on Form 8-K, filed with the SEC on January 6, 2023, April 13, 2023, June 12, 2023 and June 14, 2023; and

•

the description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A, filed with the SEC on September 27, 2012, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the SEC, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 3, 2016).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on October 2, 2018).

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 16, 2021).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 27, 2022).

4.5	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 8, 2016).

4.6	Form of Common Stock Certificate of the registrant (incorporated by reference to Exhibit 4.2 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 11, 2022).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Regulus Therapeutics Inc. 2019 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the registrant’s current report on Form 8-K (File No. 001-35670), filed with the SEC on June 14, 2023).

99.2	Form of Stock Option Grant Notice and Option Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-233414), filed with the SEC on August 22, 2019).

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to the registrant’s Registration Statement on Form S-8 (File No. 333-233414), filed with the SEC on August 22, 2019).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 29, 2023.

REGULUS THERAPEUTICS INC.

By:	/s/ Joseph P. Hagan
Joseph P. Hagan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Hagan as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph P. Hagan Joseph P. Hagan	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	June 29, 2023

/s/ Preston S. Klassen Preston S. Klassen, M.D.	President and Member of the Board of Directors	June 29, 2023

/s/ Cris Calsada Cris Calsada	Chief Financial Officer (Principal Financial Officer)	June 29, 2023

/s/ Daniel Penksa Daniel Penksa	Controller (Principal Accounting Officer)	June 29, 2023

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board of Directors	June 29, 2023

/s/ David Baltimore David Baltimore, Ph.D.	Member of the Board of Directors	June 29, 2023

/s/ Kathryn J. Collier Kathryn J. Collier	Member of the Board of Directors	June 29, 2023

/s/ Alice S. Huang Alice S. Huang, Ph.D.	Member of the Board of Directors	June 29, 2023

/s/ Jake R. Nunn Jake R. Nunn	Member of the Board of Directors	June 29, 2023

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Member of the Board of Directors	June 29, 2023

/s/ Hugh Rosen Hugh Rosen, M.D., Ph.D.	Member of the Board of Directors	June 29, 2023

/s/ Pascale Witz Pascale Witz	Member of the Board of Directors	June 29, 2023